U.S. SECURITIES AND EXCHANGE
                           COMMISSION Washington, D.C.
                                      20549

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

|X|   Preliminary Information Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))
|_|   Definitive Information Statement


                             MANU FORTI GROUP, INC.
              (Name of the Registrant as Specified in its Charter)

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

Notes:

                              INFORMATION STATEMENT
                            Dated September 13, 2005

                             Manu Forti Group, Inc.
                         7770 Regents Road Suite 113-401
                               San Diego, CA 92122


                                     General

This information statement is being circulated to the shareholders of Manu Forti Group, Inc., a Nevada corporation ("Manu Forti"), to the holders of record at the close of business on September 6, 2005 ("Record Date"), of Manu Forti's outstanding common stock, par value $0.001 per share ("Common Stock"), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act").

 We Are Not Asking You for a Proxy and You Are Requested Not To Send Us a Proxy

This Information Statement is being furnished to the stockholders in connection with a the following action taken by the Board of Directors and approved by a majority of shareholders: (1) to authorize the Board of Directors to effect a forward stock split of one and three-tenths-for-fifteen (1.3:1) (the "Forward Stock Split"); and (2) to amend the Articles of Incorporation to authorize the Board of Directors to carry out a forward or reverse split of the outstanding shares of authorized common stock of the corporation with a majority shareholder vote.

The Forward Stock Split and authorization to amend the Articles of Incorporation of the corporation to allow the Board of Directors to authorize forward or reverse splits of the common stock of the corporation with majority shareholder approval was approved by the Board of Directors on August 28, 2005 and was subsequently approved by a majority of shareholders on the same day. The Forward Stock Split will not be effective until at least three (3) days after Manu Forti has filed the Definitive Information Statement and notified shareholders of this action.

This Information Statement will be mailed to our shareholders within the time periods required by Rules 14c-2 and 14c-5, in connection with the approval of the Forward Stock Split and the Authorization to amend the Articles of Incorporation by a majority of Manu Forti's shareholders entitled to take action.

Nevada General Corporate Law allows any action that can be taken at an annual or special meeting of shareholders to be taken without a meeting, without prior notice and without a vote, if a majority of the holders of outstanding stock entitled to vote consent in writing.

As of the date of the Board's approval of the forward split, shareholders who have a voting right equal to greater than 53% of the outstanding voting Common Stock of Manu Forti, authorized by written consent, the Forward Stock Split and the Authorization to amend the Articles of Incorporation of Manu Forti Group. There are currently 3,087,000 shares of Manu Forti's Common Stock outstanding.

Accordingly, Manu Forti has obtained all necessary corporate approvals in connection with the matters referred to in this statement, and furnishes this Information Statement solely for the purpose of informing stockholders, in the manner required under the Securities Act of 1934, as amended, of these corporate actions before they take effect.

Manu Forti will pay the cost of preparing and sending out this Information Statement. It will be sent to shareholders via regular mail following the filing of a definitive Information Statement with the Securities and Exchange Commission on or after October 6, 2005.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS THEREOF

Shareholders are entitled to receive notice of this corporate action if they were shareholders of record at the close of business on September 6, 2005. On May 9, 2005, Manu Forti had 3,087,000 shares of $0.001 par value Common Stock issued and outstanding. Each share is entitled to one vote per share on any matter which may properly come before the shareholders and there are no cumulative voting rights on any shares. Pursuant to applicable Nevada law, there are no dissenter's or appraisal rights relating to the matters outlined in this statement.

All matters to be voted on require an affirmative written vote of a majority of the issued and outstanding shares of Manu Forti. Manu Forti has received written consent of the Forward Stock Split and the Authorization to Increase Shares from management and other major shareholders who hold, directly or indirectly, the right to vote a majority of the outstanding shares as of the record date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of Manu Forti's common stock as of September 14, 2005 by (i) all shareholders known to Manu Forti to be beneficial owners of more than 5% of the outstanding Common Stock; (ii) each director and executive officer; and (iii) all officers and directors of Manu Forti as a group. Except as may be otherwise indicated in the footnotes to the table, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them. Manu Forti had 3,087,000 shares issued and outstanding on September 6, 2005.

------------------------------------  --------------------------------------------------------------------
Name and address of beneficial owner                 Amount and nature of beneficial ownership
------------------------------------  --------------------------------------------------------------------
                                      Common stock before amendment and
                                           forward stock split (% of      Common stock after amendment and
                                                   class)(1)              forward stock split (% of class)
------------------------------------  ----------------------------------  --------------------------------
Jim Mackay                                       750,000 (24.2%)                   975,000 (24.2%)
------------------------------------  ----------------------------------  --------------------------------
Steve McMannaman                                 750,000 (24.2%)                   975,000 (24.2%)
------------------------------------  ----------------------------------  --------------------------------
Arthur New                                       174,500  (5.6%)                   226,850  (5.6%)
------------------------------------  ----------------------------------  --------------------------------
Marcus New                                       174,500  (5.6%)                   226,850  (5.6%)
------------------------------------  ----------------------------------  --------------------------------
Gordon Samson                                    250,000  (8.0%)                   325,000  (8.0%)
------------------------------------  ----------------------------------  --------------------------------

(1)   Based on 3,087,000 shares issued and outstanding on June 30, 2005.


DIRECTORS AND EXECUTIVE OFFICERS

Name                Age      Position                                   Term
----                ---      --------                                   ----
Todd M. Pitcher      37      Chairman, Interim CEO                    One Year
                             And Principal Accounting Officer

Justin Frere         33      Director                                 One Year

Vincent Smith        44      Director                                 One Year

All directors hold office until the next annual meeting of our stockholders and until their successors have been elected and shall qualify. Officers serve at the discretion of our Board of Directors. Todd M. Pitcher was first elected to the Board of Directors in May, 2005, and appointing as Interim CEO and Principal Accounting Officer in June 2005. Since May, 2005 he has been providing professional and consulting services to assist us.

Justin Frere, Director, joined Manu Forti in June, 2005. Mr. Frere has performed CFO/Controller and Financial Analyst services on a contractor-basis for numerous private and public companies. From 1999 through 2001, Mr. Frere served as a Manager at Altium, a business services outsourcing company located in San Diego. From 1999 to 1999, Mr. Frere was a Senior Reporting Analyst at Maxtor Corp., a disk drive manufacturer located in Milpitas, California. From 1996 to 1998, Mr. Frere served as a Senior Accountant with KPMG, a professional services firm. In 2001, Mr. Frere earned a Master in Business with a Finance emphasis from San Diego State University. In 1998, Mr. Frere earned his CPA designation. In 1996, Mr. Frere was graduated from Cal Poly State University in San Luis Obispo with a BS in accounting and finance. Mr. Frere is a member of the AICPA (American Institute of Certified Public Accountants).

Vincent Smith, Director, joined Manu Forti in August, 2005. Since 2003, Mr. Smith has owned and operated Velocity Steel, a manufacturer and supplier of light gauge steel framing in North America. Prior to Velocity Steel, Mr. Smith served as Managing Director of Global Steel Innovations, Inc., an Intellectual Property company where he oversaw the licensing and patent management of the firm's properties.

COMMITTEES

The Company does not have standing a nominating or compensation committee of the Board of Directors, or a committee performing similar functions. The Company does not have an audit committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, or a committee performing similar functions. The Company does not have an audit charter or a charter governing the nominating process. Management of the Company believes that it is premature at this early stage of the Company's management and business development to form an audit, nominating or compensation committee. The entire board of directors participates in the director nomination and compensation process. Although the Board of Directors has not established any minimum qualifications for director candidates, when considering potential director candidates, the Board considers the candidates character, judgment, diversity, skills, including financial literacy and experience in the context of the needs of the Company and the Board of Directors.

The Board of Directors will consider director candidates recommended by the Company's stockholders in a similar manner as those recommended by members of management or other directors, provided the stockholder submitting such nomination has provided such recommendation on the same timely basis required for stockholders to submit a proposal at the Company's annual meeting under Rule 14a-9 of the Securities Exchange Act of 1934.

The board of directors have determined that Justin Frere is an independent director based on Rule 4200 of the National Association of Securities Dealers' listing standards and is qualified as an "Audit Committee Financial Expert" as defined in Item 7(d)(3)(iv) of Schedule 14A.


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

EXECUTIVE COMPENSATION.

The following table sets forth certain information for all services rendered during the 2005 fiscal year for the Company's only paid executive officers and directors. No other compensation was paid to any such officers or directors other than the cash and stock option compensation set forth below.

                           SUMMARY COMPENSATION TABLE

                                                                                  Long Term Compensation
                                                                         ----------------------------------------
                                          Annual Compensation                        Awards               Payouts
                                 -------------------------------------   ------------------------------   -------
         (a)              (b)       (c)        (d)          (e)              (f)             (g)            (h)          (i)
                                                                          Restricted      Securities       LTIP         All Other
  Name and Principle               Salary     Bonus     Other Annual        Stock         Underlying      Payouts    Compensation
       Position          Year       ($)        ($)    Compensation ($)   Award(s)($)    Options/SARs(#)     ($)          ($)
 -------------------     ----    ----------   -----   ----------------   -----------    ---------------   -------    ------------
Todd M. Pitcher,
Chairman, Interim CEO
and Principal
Accounting Officer       2005    $36,000.00     --           --               --              --            --           --

Justin Frere             2005    $18,000.00     --           --               --              --            --           --

DIRECTOR COMPENSATION

No director is paid any compensation for his services as a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has entered into a professional services agreement with one of its directors, Justin Frere, to provide certain bookkeeping and accounting services for the Company. Under the terms of the Agreement, Mr. Frere is paid $1,500.00 per month.

                                  ACTION NO. 1

AMENDMENT TO THE ARTICLES OF INCORPORATION

The Company currently has authorized capital stock of 75,000,000 shares of common stock and no shares of preferred stock. There are issued and outstanding 3,087,000 shares of common stock. The par value of each class of capital stock is $.001 per share. By their written consents, the majority of shareholders and a the Board of Directors have voted more than 1,630,000 shares, of a total of 3,087,000 shares entitled to vote, in favor of an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 75,000,000 shares to 97,500,000 shares. The vote in favor of the amendment is greater than a majority of the Company's total voting power and is sufficient to approve the amendment.

The text of the Articles of Incorporation increasing the number of authorized shares of common stock and authorized number of shares of preferred stock is set forth in Exhibit A to this information statement. The text of the Articles of Incorporation is subject to modification to include such changes as may be required by the office of the Secretary of the State of Nevada and as the Board of Directors deems necessary and advisable to effect the amendments.

The relative rights and limitations of the shares of common stock will remain unchanged under this amendment.

The increase in the number of authorized but unissued shares of common stock that would be available for issuance would enable the Company, without further stockholder approval to issue share from time to time as may be required without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of common stock could have a number of effects on the Company's stockholders depending on the exact nature and circumstances of any actual issuance of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders.

Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its articles of incorporation, by-laws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. The Company has no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequence. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this Action is not being taken with the intent that it be utilized as a type of anti-takeover device.


                                  ACTION NO. 2

FORWARD STOCK SPLIT

General

By their written consents, shareholders owning a majority of the Company's common stock and the Board of Directors have voted more than 1,630,000 out of a total 3,087,000 entitled to vote, in favor of a further amendment to the Company's Articles of Incorporation to effect a forward stock split of the Company's authorized common stock and the Company's issued and outstanding common stock on the basis of 1.3 for 1. The vote in favor of the amendment is greater than a majority of the Company's total voting power and is sufficient to approve the amendment.

After giving effect to the forward split, there will be authorized 97,500,000 shares of common stock, of which 4,013,100 shares will be issued and outstanding to shareholders holding shares of common stock prior to the amendment.

CERTAIN RISK FACTORS ASSOCIATED WITH THE FORWARD STOCK SPLIT

There can be no assurance that the total market common stock capitalization of the Company (the aggregate value of all the Company's common stock at the then market price) after the forward stock split will be equal to or greater than the total market capitalization before the forward stock split, or that the per share market price of the Company's common stock following the forward stock split will increase in proportion to the increase in the number of shares of the Company's common stock outstanding before the forward stock split.

A decline in the market price of the Company's common stock after the forward stock split may result in a greater percentage decline than would occur in the absence of a forward stock split, and the liquidity of the Company's common stock could be adversely affected following such a forward stock split.

If the forward stock split is effected and the market price of the Company's common stock declines, the percentage decline may be greater than would occur in the absence of a forward stock split. The market price of the Company's common stock will however also be based on the Company's performance and other factors, which are unrelated to the number of shares of common stock outstanding. Furthermore, the liquidity of the Company's common stock could be adversely affected by the increased number of shares that would be outstanding after the forward split.

IMPACT OF THE FORWARD STOCK SPLIT

The forward stock split will be realized simultaneously for all the Company's common stock and the ratio will be the same for all the Company's common stock. The forward stock split will affect all of the Company's shareowners uniformly and will not affect any shareowner's percentage ownership interests in the Company, except that, as described below, shareowners otherwise entitled to fractional shares as a result of the forward stock split will be rounded up to a full share.

Effect on Fractional Shareowners

Shareholders will not receive fractional post-forward stock split shares in connection with the forward stock split. Instead, shareholders will be issued the next highest full number of shares.

Procedure regarding Stock Certificates

Shareholders will receive a transmittal letter from our transfer agent, Nevada Agency & Trust Company, as soon as practicable after the effective date of the forward stock split. The letter of transmittal will contain instructions on how to surrender certificate(s) representing pre-forward stock split shares to the transfer agent. As soon as practicable thereafter, the Company will issue a replacement certificate for post-split shares.

SHAREOWNERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICANT(S) UNTIL REQUESTED TO DO SO.

Accounting Matters

The forward stock split will not affect the par value of the Company's common stock. As a result, as of the effective time of the forward stock split, the stated capital attributable to the Company's common stock on its balance sheet will be increased proportionally based on the forward stock split ratio selected by the Board of Directors, and the additional paid-in capital account will be debited with the amount by which the stated capital is increased. The per-share net income or loss and net book value of the Company's common stock will be restated because there will be an increased number of shares of the Company's common stock outstanding.

Procedure for Effecting Forward Stock Split

The Company will file a Certificate of Amendment to the Articles of Incorporation with the Secretary of the State of Nevada to amend our existing Articles of Incorporation. The forward stock split will become effective on the date of filing the Certificate of Amendment to the Articles of Incorporation, which is referred to as the "effective date." Beginning on the effective date, each certificate representing evidence ownership of post-forward stock split shares will be deemed for all corporate purposes to evidence ownership of post-forward stock split shares. The text of the Certificate of Amendment to the Articles of Incorporation is set forth in Exhibit A to this information statement. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Nevada and as the Board of Directors deems necessary and advisable to effect the forward stock split.

No Appraisal Rights

Under the Nevada Revised Statutes ("NRS") of the State of Nevada, our shareowners are not entitled to appraisal rights with respect to the forward stock split, and we will not independently provide shareholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the forward stock split, and does not purpose to be a complete discussion of all of the possible federal income tax consequences of the forward stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-forward stock split shares were and the post-forward stock split shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the forward stock split. As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, and State of the United States or the District of Columbia; an estate the income tax of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

No gain or loss should be recognized by a stockholder upon such a stockholder's exchange of pre-forward stock split shares for post-forward stock split shares pursuant to the forward stock split. The aggregate tax basis of the post-forward stock split shares received in the forward stock split (including any fraction of a post-forward stock split share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the pre-forward stock split shares exchanged therefore.

Our view regarding the tax consequences of the forward stock split is not binding on the Internal Revenue Service or the courts. ACCORDINLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE FORWARD STOCK SPLIT.



By order of the Board of Directors
September 14, 2005

         /s/ Todd M. Pitcher
         -------------------
         Todd M. Pitcher
         Chairman

Exhibit A

              Certificate of Amendment to Articles of Incorporation
                           Nevada Profit Corporations
                        Pursuant to NRS 78.385 and 78.390
                              -Remit in Duplicate-

1. Name of Corporation: Manu Forti Group, Inc.

2. The Articles of been amended as follows (provide article numbers, if available):

      Article 1 is amended as follows:

      The name of the corporation is "UpSnap, Inc."

      Article 4 is amended as follows:

      See Attachment A

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

4. Effective date of filing: October 6, 2005

5. Officer Signature:/s/ Todd M. Pitcher

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations on restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.

                                  ATTACHMENT A


"ARTICLE IV. The authorized capital stock of this Corporation is 97,500,000 shares of common stock with full voting rights and with a par value of $.001 per share."

Forward Split. Upon this Certificate of Amendment to the Articles of Incorporation becoming effective pursuant to the Nevada Revised Statutes of the State of Nevada (the "Effective Time"), every one share of the Corporation's common stock, par value $.001 per share (the "Old common stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one and three tenths share of common stock, par value $.001 per share, of the Corporation (the "New common stock"). Notwithstanding the immediately preceding sentence, no fractional shares of New common stock shall be issued to the holders of record of Old Common stock in connection with the foregoing reclassification of shares of Old common stock. In lieu thereof, the Corporation shall, round up any fractional shares to the nearest whole share. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old common stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New common stock into which the shares of Old common stock represented by such certificate shall have been reclassified, provided, however, that each holder of record of a certificate that represented shares of Old common stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New common stock into which the shares of Old common stock represented by such certificate shall have been reclassified.